Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 10, 2005, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-117145) and related Prospectus of International Securities Exchange, Inc. dated February 10, 2005.

/s/ Ernst & Young L.L.P.

New York, New York

February 10, 2005